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                                                                   Exhibit 10.20


                               Retention Agreement

      THIS AGREEMENT by and between Applix, Inc., a Massachusetts corporation (the "Company"), and David C. Mahoney (the "Employee") is made as of May 1, 2003 (the "Effective Date").

      WHEREAS, the Company recognizes that, as is the case with many publicly-held corporations, the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions which it may raise, may result in the departure or distraction of the Employee to the detriment of the Company and its stockholders, and

      WHEREAS, the Company recognizes that the possibility of a termination without cause or for good reason may also result in the departure or distraction of the Employee to the detriment of the Company and its stockholders, and

      WHEREAS, the Company has determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of the Employee without distraction from the possibility of a termination upon change in control of the Company and related events and circumstances, or a termination without cause or for good reason.

      NOW, THEREFORE, as an inducement for and in consideration of the Employee remaining in its employ, the Company agrees that the Employee shall receive the severance benefits set forth in this Agreement in the event the Employee's employment with the Company is terminated under the circumstances described below:

      1. Key Definitions.

      As used herein, the following terms shall have the following respective meanings:

            1.1 "Change in Control" means an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

                  (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the
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Company or an underwriter or agent of the Company), (ii) any acquisition by the
Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this Section 1.1; or

                  (b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board of Directors of the Company (the "Board") (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (i) who was a member of the Board on the date of the execution of this Agreement or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

                  (c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

                  (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

            1.2 "Change in Control Date" means the first date during the Term (as defined in Section 2) on which a Change in Control occurs. Anything in this Agreement to the contrary


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notwithstanding, if (a) a Change in Control occurs, (b) the Employee's employment with the Company is terminated prior to the date on which the Change in Control occurs, and (c) it is reasonably demonstrated by the Employee that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement the "Change in Control Date" shall mean the date immediately prior to the date of such termination of employment.

            1.3 "Cause" means:

                  (a) the Employee's willful and continued failure to substantially perform his reasonable assigned duties as an employee of the Company (other than any such failure resulting from incapacity due to physical or mental illness or any failure after the Employee gives notice of termination for Good Reason), which failure is not cured within 30 days after a written demand for substantial performance is received by the Employee from the Company which specifically identifies the manner in which the Company believes the Employee has not substantially performed the Employee's duties; or

                  (b) the Employee's willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

      For purposes of this Section 1.3, no act or failure to act by the Employee shall be considered "willful" unless it is done, or omitted to be done, in bad faith and without reasonable belief that the Employee's action or omission was in the best interests of the Company.

            1.4 "Good Reason" means the occurrence, without the Employee's written consent, of any of the events or circumstances set forth in clauses (a) through (g) below. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason if, prior to the Date of Termination specified in the Notice of Termination (each as defined in Section 3.2(a)) given by the Employee in respect thereof, such event or circumstance has been fully corrected and the Employee has been reasonably compensated for any losses or damages resulting therefrom (provided that such right of correction by the Company shall only apply to the first Notice of Termination for Good Reason given by the Employee).

                  (a) the assignment to the Employee of duties inconsistent in any material respect with the Employee's position (including status, offices, titles and reporting requirements), authority or responsibilities in effect, in the case of termination pursuant to Section 4.1 below, immediately prior to the earliest to occur of (i) the Change in Control Date, (ii) the date of the execution by the Company of the initial written agreement or instrument providing for the Change in Control or (iii) the date of the adoption by the Board of Directors of a resolution providing for the Change in Control, or, in the case of termination pursuant to Section 4.2 below, six months prior to the Date of Termination (in each case, the earliest to occur of such dates referred to herein as the "Measurement Date"), or any other action or omission by the Company which results in a material diminution in such position, authority or responsibilities; provided, however, that if the Employee terminates his employment for Good Reason pursuant to this paragraph, he must provide to the Company or the acquiring entity (if


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applicable), during the three month period following the Change in Control Date, or, in the case of termination pursuant to Section 4.2 below, the Date of Termination, such cooperation as the Company or acquiring entity (if applicable) may reasonably request with respect to transition matters, which cooperation shall not entail a commitment by the Employee of more than 20 hours per month;

                  (b) a reduction in the Employee's annual base salary as in effect on the Change in Control Date, or, in the case of termination pursuant to
Section 4.2 below, a reduction of more than 10% in the Employee's annual base salary as in effect on the date six months prior to the Date of Termination, or, in either case, as the same was or may be increased thereafter from time to time;

                  (c) the failure by the Company to (i) continue in effect any material compensation or benefit plan or program (including without limitation any life insurance, medical, health and accident or disability plan and any vacation or automobile program or policy) (a "Benefit Plan") in which the Employee participates or which is applicable to the Employee immediately prior to the Measurement Date, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or program, (ii) continue the Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Employee's participation relative to other participants, than the basis existing immediately prior to the Measurement Date or (iii) award cash bonuses to the Employee in amounts and in a manner substantially consistent with past practice in light of the Company's financial performance;

                  (d) a change by the Company in the location at which the Employee performs his principal duties for the Company to a new location that is both (i) outside a radius of 35 miles from the Employee's principal residence immediately prior to the Measurement Date and (ii) more than 20 miles from the location at which the Employee performed his principal duties for the Company immediately prior to the Measurement Date; or a requirement by the Company that the Employee travel on Company business to a substantially greater extent than required immediately prior to the Measurement Date;

                  (e) the failure of the Company to obtain the agreement from any successor to the Company to assume and agree to perform this Agreement, as required by Section 6.1;

                  (f) any failure of the Company to pay or provide to the Employee any portion of the Employee's compensation or benefits due under any Benefit Plan within seven days of the date such compensation or benefits are due, or any material breach by the Company of this Agreement or any employment agreement with the Employee.

      For purposes of this Agreement, any good faith determination of "Good Reason" made by the Employee following a Change in Control shall be conclusive, binding and final. The Employee's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness.


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            1.5 "Disability" means the Employee's absence from the full-time performance of the Employee's duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative.

      2. Term of Agreement. This Agreement, and all rights and obligations of the parties hereunder, shall take effect upon the Effective Date and shall expire upon the first to occur of (a) the expiration of the Term (as defined below) if a Change in Control has not occurred during the Term or (b) the fulfillment by the Company of all of its obligations under Sections 4 and 5.2 if the Employee's employment with the Company terminates during the Term or within 12 months following the Change in Control Date. "Term" shall mean the period commencing as of the Effective Date and continuing in effect through December 31, 2004; provided, however, that commencing on January 1, 2005 and each January 1 thereafter, the Term shall be automatically extended for one additional year unless, not later than 90 days prior to the scheduled expiration of the Term (or any extension thereof), the Company shall have given the Employee written notice that the Term will not be extended.

      3. Employment Status; Notice of Termination of Employment.

            3.1 Not an Employment Contract. The Employee acknowledges that this Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Employee as an employee and that this Agreement does not prevent the Employee from terminating employment at any time.

            3.2 Notice of Termination of Employment.

                  (a) Any termination of the Employee's employment by the Company or by the Employee (other than due to the death of the Employee) shall be communicated by a written notice to the other party hereto (the "Notice of Termination"), given in accordance with Section 7. Any Notice of Termination shall: (i) indicate the specific termination provision (if any) of this Agreement relied upon by the party giving such notice, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) specify the Date of Termination (as defined below). The effective date of an employment termination (the "Date of Termination") shall be the close of business on the date specified in the Notice of Termination (which date may not be less than 15 days or more than 120 days after the date of delivery of such Notice of Termination), in the case of a termination other than one due to the Employee's death, or the date of the Employee's death, as the case may be.

                  (b) The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Employee or the Company, respectively, hereunder or preclude the Employee or the Company, respectively, from asserting any such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.


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                  (c) Any Notice of Termination for Cause given by the Company must be given within 90 days of the occurrence of the event(s) or circumstance(s) which constitute(s) Cause.

      4. Benefits to Employee.

            4.1 Compensation upon Termination after a Change in Control. If a Change in Control Date occurs during the Term and the Employee's employment with the Company is terminated by the Company (other than for Cause, Disability or death) or by the Employee for Good Reason within 12 months following the Change in Control Date, then the Employee shall be entitled to the following benefits:

                  (a) the Company shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination the sum of (i) the Employee's base salary through the Date of Termination, (ii) any accrued bonus which the Employee is entitled to receive as of the Date of Termination, (iii) the amount of any compensation previously deferred by the Employee (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not previously paid (the sum of the amounts described in clauses
(i), (ii), and (iii) shall be hereinafter referred to as the "Accrued Obligations");

                  (b) for one year after the Date of Termination, the Company shall continue to pay to the Employee his highest annual base salary during the three-year period prior to the Date of Termination plus an amount equal to the Employee's target bonus for the year during which the termination occurs; and

                  (c) for one year after the Date of Termination, the Company shall continue to provide to the Employee medical, health and accident or disability benefits on substantially the same terms as were provided to the Employee on the Date of Termination.

            4.2 Compensation upon Termination other than after a Change in Control. Except as set forth in Section 4.1 above, in which case the terms of
Section 4.1 shall apply, if the Employee's employment with the Company is terminated by the Company (other than for Cause, Disability or death) or by the Employee for Good Reason, then the Employee shall be entitled to the following benefits:

                  (a) the Company shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination the Accrued Obligations;

                  (b) for one year after the Date of Termination, the Company shall continue to pay to the Employee his highest annual base salary during the three-year period prior to the Date of Termination; and

                  (c) for one year after the Date of Termination, the Company shall continue to provide to the Employee medical, health and accident or disability benefits on substantially the same terms as were provided to the Employee on the Date of Termination.

            4.3 Resignation without Good Reason; Termination for Cause or for Death or Disability. If, at any time, the Employee voluntarily terminates his employment with the


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Company, excluding a termination for Good Reason, or the Employee's employment with the Company is terminated by the Company for Cause or by reason of the Employee's death or Disability, then the Company shall pay the Employee (or his estate, if applicable), in a lump sum in cash within 30 days after the Date of Termination, the Accrued Obligations.

            4.4 Treatment of Stock Options.

                  (a) Upon a Change of Control. If a Change in Control Date occurs during the Term, then, effective upon the Change in Control Date, each outstanding option to purchase shares of Common Stock of the Company held by the Employee shall become immediately exercisable in full and will no longer be subject to a right of repurchase by the Company.

                  (b) Upon Termination without Cause of for Good Reason. Except as set forth in Section 4.4(a) above, in which case the terms of Section 4.4(a) shall apply, if the Employee's employment is terminated during the Term by the Company without Cause or by the Employee for Good Reason, then, with respect to each outstanding option to purchase shares of Common Stock of the Company held by the Employee on the Date of Termination, (i) the vested portion of such option shall remain exercisable during the one year period following the Date of Termination, (ii) the unvested portion of such option shall continue to vest in accordance with the vesting schedule of such option during the one year period following the Date of Termination, and (iii) such option shall expire on the date that is one year after the Date of Termination.

            4.5 Mitigation. The Employee shall not be required to mitigate the amount of any payment or benefits provided for in this Section 4 by seeking other employment or otherwise. Further, the amount of any payment or benefits provided for in this Section 4 shall not be reduced by any compensation earned by the Employee as a result of employment by another employer.

      5. Disputes.

            5.1 Settlement of Disputes; Arbitration. All claims by the Employee for benefits under this Agreement shall be directed to and determined by the Board of Directors of the Company and shall be in writing. Any denial by the Board of Directors of a claim for benefits under this Agreement shall be delivered to the Employee in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board of Directors shall afford a reasonable opportunity to the Employee for a review of the decision denying a claim. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

            5.2 Expenses. The Company agrees to pay as incurred, to the full extent permitted by law, all legal, accounting and other fees and expenses which the Employee may reasonably incur as a result of any claim or contest (regardless of the outcome thereof) by the Company, the Employee or others regarding the validity or enforceability of, or liability under,


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any provision of this Agreement or any guarantee of performance thereof
(including as a result of any contest by the Employee regarding the amount of any payment or benefits pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

      6. Successors.

            6.1 Successor to Company. The Company shall require any person or entity that purchases all or substantially all of the assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no such purchase had taken place. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise.

            6.2 Successor to Employee. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable to the Employee or his family hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Employee's estate.

      7. Notice. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) prepaid via a reputable nationwide overnight courier service, in each case addressed to the Company, at 289 Turnpike Road, Westboro, Massachusetts 01581, and to the Employee at the address set forth below his name on the signature page hereto (or to such other address as either the Company or the Employee may have furnished to the other in writing in accordance herewith). Any such notice, instruction or communication shall be deemed to have been delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service. Either party may give any notice, instruction or other communication hereunder using any other means, but no such notice, instruction or other communication shall be deemed to have been duly delivered unless and until it actually is received by the party for whom it is intended.

      8. Miscellaneous.

            8.1 Employment by Subsidiary. For purposes of this Agreement, the Employee's employment with the Company shall not be deemed to have terminated solely as a result of the Employee continuing to be employed by a wholly-owned subsidiary of the Company.

            8.2 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


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            8.3 Injunctive Relief. The Company and the Employee agree that any breach of this Agreement by the Company is likely to cause the Employee substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Employee shall have the right to specific performance and injunctive relief.

            8.4 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles.

            8.5 Waivers. No waiver by the Employee at any time of any breach of, or compliance with, any provision of this Agreement to be performed by the Company shall be deemed a waiver of that or any other provision at any subsequent time.

            8.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

            8.7 Tax Withholding. Any payments provided for hereunder shall be paid net of any applicable tax withholding required under federal, state or local law.

            8.8 Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements (including but not limited to any stock option acceleration agreement between the Company and the Employee), promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. Notwithstanding the foregoing, in the event that this Agreement is terminated as a result of (a) the expiration of the Term prior to the occurrence of a Change in Control or (b) the termination of the Employee's employment by the Company prior to the Change in Control Date, any such stock option acceleration agreement shall not be superseded and shall continue in full force and effect in accordance with its terms.

            8.9 Amendments. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

                  [Remainder of page intentionally left blank.]


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                            Applix, Inc.

                                            By: /s/ John D. Loewenberg
                                               ---------------------------------
                                               Name: John D. Loewenberg
                                                     ---------------------------
                                               Title: Chairman of the
                                                        Board of Directors
                                                     ---------------------------


/s/ David C. Mahoney
----------------------------------------
David C. Mahoney

Address:  103 Jimney Dive
          ------------------------------
          Westford, MA  01886
          ------------------------------


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